Notice of Guaranteed Delivery

to

Tender Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)

of

DIGITAS INC.

to

PACIFIC ACQUISITION CORP.
An indirect wholly owned subsidiary of

PUBLICIS GROUPE S.A.

(Not to be Used for Signature Guarantees)

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to American Stock Transfer & Trust Company (the ‘‘Depositary’’) on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Company

Facsimile for Eligible Institutions:
American Stock Transfer
& Trust Company
Attention: Reorganization
Department

Facsimile: 718-234-5001
To confirm: 1-877-248-6417

By Mail:
American Stock Transfer & Trust Company
Attention: Reorganization
Department
6201 15th Avenue
Brooklyn, NY 11219

By Overnight Courier:
American Stock Transfer & Trust Company
Attention: Reorganization
Department
59 Maiden Lane
Plaza Level
New York, NY 10038

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile transmission other than as set forth above will not constitute a valid delivery to the Depositary.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

The guarantee on the reverse side must be completed.

Ladies and Gentlemen:

The undersigned hereby tender(s) to Pacific Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Publicis Groupe S.A., a société anonyme organized under the laws of the Republic of France, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 26, 2006 (the ‘‘Offer to Purchase’’), and in the related Letter of Transmittal (which, as amended from time to time, together constitute the ‘‘Offer’’), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (including the associated preferred stock purchase rights, the ‘‘Shares’’), of Digitas Inc., a Delaware corporation, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Tendered Shares:   ______________________________________________________

Certificate No.(s) (if available):   ____________________________________________________

Check box if Shares will be tendered by book-entry transfer:

Name of Tendering Institution:   ____________________________________________________

Dated:   ______________________________________________________________________

Name(s) of Record Holder(s):   ____________________________________________________

(Please Print)

Address(es):   __________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

(Zip Code)

Area Code and Telephone No.(s):   __________________________________________________

SIGN HERE

Signature(s):   __________________________________________________________________

                        __________________________________________________________________

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other ‘‘eligible guarantor institution’’ (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in either case, together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq trading days after the date hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

Name of Firm:  ________________________________________________________________

                            ________________________________________________________________

(Authorized Signature)

Address:  ____________________________________________________________________

                  ____________________________________________________________________

(Zip Code)

Title:  ______________________________________________________________________

Name:  ______________________________________________________________________

(Please Print or Type)

Area Code and Telephone No.:  ____________________________________________________

Dated:  ______________________________________________________________________

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.